SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 9, 2005

RENAISSANCE MEDIA GROUP LLC
RENAISSANCE MEDIA (LOUISIANA) LLC
RENAISSANCE MEDIA (TENNESSEE) LLC
RENAISSANCE MEDIA CAPITAL CORPORATION
(Exact name of registrants as specified in their charter)

Delaware
Delaware
Delaware
Delaware
(State or Other Jurisdiction of Incorporation or Organization)

333-56679	14-1803051
333-56679-02	14-1801165
333-56679-01	14-1801164
333-56679-03	14-1803049
(Commission File Number)	(I.R.S. Employer Identification Number)

12405 Powerscourt Drive
St. Louis, Missouri   63131
(Address of principal executive offices including zip code)

(314) 965-0555
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. OTHER EVENTS.

Renaissance Media Group LLC, Renaissance Media (Louisiana) LLC, Renaissance Media (Tennessee) LLC and Renaissance Media Capital Corporation ("Renaissance"), has cable, broadband and related operations in the parts of Louisiana and Mississippi which were struck by hurricane Katrina. Renaissance has a total of approximately 84,000 customers in these affected areas, representing approximately 63% of Renaissance's customers. While crews have begun assessing and repairing the damage, it is not possible to state when service will be fully restored or when the full extent of damage will be known. At this time we are not able to estimate the impact to Renaissance’s financial results; however, the impact will likely be material.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Renaissance Media Group LLC, Renaissance Media (Louisiana) LLC, Renaissance Media (Tennessee) LLC and Renaissance Media Capital Corporation. have duly caused this Current Report to be signed on their behalf by the undersigned hereunto duly authorized.

RENAISSANCE MEDIA GROUP LLC
RENAISSANCE MEDIA (LOUISIANA) LLC
RENAISSANCE MEDIA (TENNESSEE) LLC
Registrant
By: CHARTER COMMUNICATIONS, INC., Sole Manager

Dated: September 9, 2005

By:/s/ Kevin D. Howard Name: Kevin D. Howard Title: Vice President of Financial Reporting and Analysis

 RENAISSANCE MEDIA CAPITAL CORPORATION
 Registrant

Dated: September 9, 2005

By:/s/ Kevin D. Howard Name: Kevin D. Howard Title: Vice President of Financial Reporting and Analysis